UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------

       Date of Report (Date of earliest event reported): November 17, 2008


                          PEOPLES BANCORPORATION, INC.


Incorporated under the      Commission File No. 000-20616      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                 57-0951843


                              1818 East Main Street
                          Easley, South Carolina 29640

                            Telephone: (864) 859-2265

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) On November 17, 2008 the Company borrowed $13 million on a $15 million revolving line of credit entered into on October 1, 2008 with another financial institution. All principal and interest under the loan will be due September 28, 2010. The interest rate on advances under the loan (i) made prior to September 30, 2009 will be 2.40% above 90-day LIBOR, and (ii) made after September 30, 2009 and before September 28, 2010 will be 2.75% above 90-day LIBOR. The interest rate will be adjusted on the first business day of the month and may change as often as once a month. If, however, the Company's ratio of non-performing assets to total assets exceeds 1.5%, but is less than 2.5%, the interest rate will be 3.0% above 90-day LIBOR. If the Company's ratio of non-performing assets to total assets exceeds 2.5% but is less than 3.5% the interest rate will be 4.0% above 90-day LIBOR. It will be an event of default under the loan if the Company's ratio of non-performing assets to total assets exceeds 3.5%, and the lender may, at its option (a) accelerate and declare the entire outstanding principal balance of the indebtedness due and payable and (b) regardless of whether there has been an acceleration of the payment of principal as set forth herein, increase the interest rate on (i) the entire outstanding principal balance and any late fees, together with all accrued and unpaid interest, and (ii) any future principal amounts from advances under the loan, to the lesser of (i) 4.0% above the 90-day LIBOR Rate, or
     (ii) the maximum rate allowed by law. Interest will be due quarterly in arrears beginning December 29, 2008. The loan may be prepaid at any time without penalty. The Company is also required to pay certain fees in connection with the loan. The Company may at any time, so long as it is not in default under the loan, convert up to an aggregate of $10,000,000 to a term loan. The interest rate on the converted loan will be not less than 3.0% above 90-day LIBOR, and, in the event of default, the rate may be increased to 4.0% above 90-day LIBOR.

          To secure the loan, the Company has pledged to the lender all of the outstanding shares of its three subsidiary banks, The Peoples National Bank, Bank of Anderson, N.A., and Seneca National Bank. The proceeds of the loan are to be used to provide capital for the three banks and for general corporate purposes.

          The loan agreement contains standard borrower's warranties, covenants and representations, and also includes, among others, covenants that: the Company and each of the subsidiary banks will remain well-capitalized; the allowance for loan and lease losses for each of the banks shall not be less than 1.25% of gross loans at the end of each fiscal quarter, unless otherwise agreed to by the lender and permitted by the regulators; the ratio of non-performing assets to total assets will not exceed 3.5%; the Company will not, without the lender's prior consent, pay any cash dividend if the payment would cause the Company to fail to be well-capitalized; and the Company will not, without the lender's prior consent, dispose of a substantial portion of its assets or merge with another entity. The loan agreement provides for a 30 day cure period with respect to defaults on most covenants thereunder.




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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      PEOPLES BANCORPORATION, INC.
                                      (Registrant)

Date: November 20, 2008        By: /s/ Robert E. Dye, Jr.

                                      ------------------------------------------
                                      Robert E. Dye, Jr.
                                      Senior Vice President (Principal Financial and Principal Accounting Officer)